     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2000
                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                              BLACK BOX CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                          3577                      95-3086563
(State or Other Jurisdiction of   (Primary Standard Industrial       (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)     Identification Number)

                           --------------------------
                                 1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                                 (724) 746-5500
               (Address, including Zip Code, and Telephone Number,
        including Area Code of Registrant's Principal Executive Offices)
                           --------------------------

                 FRED C. YOUNG                               WITH A COPY TO:
CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT            RONALD BASSO, ESQ.
            BLACK BOX CORPORATION                          BUCHANAN INGERSOLL
               1000 PARK DRIVE                         PROFESSIONAL CORPORATION
        LAWRENCE, PENNSYLVANIA 15055                       ONE OXFORD CENTRE
               (724) 746-5500                        301 GRANT STREET, 20TH FLOOR
     (Name, Address, including Zip Code,          PITTSBURGH, PENNSYLVANIA 15219-1410
 and Telephone Number, including Area Code,                 (412) 562-3943
           of Agent for Service)

                           --------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                           --------------------------

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 =======================================================================================================================
                                            CALCULATION OF REGISTRATION FEE
 =======================================================================================================================
                                                               Proposed        Proposed Maximum
                                                               Maximum        Aggregate Offering      Amount of
          Title of Each Class of           Amount to Be    Offering Price         Price(2)(3)       Registration
       Securities to Be Registered         Registered(1)   Per Share(2)(3)                             Fee(2)
 -----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.001 per share     1,444,301         $50.469            $72,892,428         $19,244
 =======================================================================================================================

(1) Pursuant to Rule 429, this Registration Statement shall also register 144,301 shares previously registered on Form S-4 Amendment No. 1 (File No. 333-52937) and remaining unsold, for which the registration fee of $1,587.31 has already been paid.

(2) Estimated solely for purposes of calculation of the registration fee.

(3) Calculated in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market on August 7, 2000.

                           --------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429, the enclosed Prospectus shall also serve henceforth as the prospectus for 144,301 shares of the Registrant's common stock offered and remain unsold pursuant to its Registration Statement on Form S-4 (File No. 333-52937), declared effective by the Commission as of May 29, 1998.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE
CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                  SUBJECT TO COMPLETION, DATED AUGUST 14, 2000
PROSPECTUS
                                1,444,301 SHARES

                              BLACK BOX CORPORATION

                                  COMMON STOCK

                              --------------------

     This prospectus relates to our offer and issuance of up to 1,444,301 shares of our common stock from time to time in connection with future business combinations, mergers and/or acquisitions.

        o The stock will be issued at such prices and on such terms as we determine at the time of issuance by negotiation with the owners or officers of the companies to be acquired.

        o We expect that the stock issued in acquisitions will be valued at prices reasonably related to market prices of the common stock at the time of the acquisition. We have not fixed a period of time within which the stock may be offered or sold.

        o We will pay all of the expenses of this offering. There will not be any underwriting discounts or commissions in connection with the issuance of stock in business acquisitions.

     Our common stock is quoted on the Nasdaq National Market under the symbol "BBOX." On August 11, 2000, the closing sale price of the common stock was $53.50 per share.

                              --------------------

     INVESTING IN COMMON STOCK INVOLVES RISK. BEFORE YOU INVEST, YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" ON PAGE 3.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS (UNLESS AMENDED OR SUPPLEMENTED) MAY ONLY BE USED IN CONNECTION WITH OUR ISSUANCE OF COMMON STOCK IN CONNECTION WITH COMBINATIONS, MERGERS OR ACQUISITIONS THAT WOULD BE EXEMPT FROM REGISTRATION IF NOT FOR THE POSSIBILITY OF INTEGRATION WITH OTHER TRANSACTIONS. THIS PROSPECTUS MAY NOT BE USED IN CONNECTION WITH REOFFERS AND RESALES BY PERSONS WHO RECEIVE SHARES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR POST-EFFECTIVE AMENDMENT, IF REQUIRED.

                 The date of this prospectus is ________, 2000.

                                TABLE OF CONTENTS

RISK FACTORS...................................................................3

THE COMPANY....................................................................4

USE OF PROCEEDS................................................................4

WHERE YOU CAN FIND MORE INFORMATION............................................5

SELECTED FINANCIAL INFORMATION.................................................6

RECENT DEVELOPMENTS............................................................7

SECURITIES COVERED BY THIS PROSPECTUS..........................................7

LEGAL MATTERS..................................................................7

EXPERTS........................................................................7


                              --------------------

     This prospectus incorporates important business and financial information about Black Box that is not included in or delivered with this prospectus. You may request copies of this information, at no cost, by writing or calling us at the following address or telephone number:

                              Black Box Corporation
                                 1000 Park Drive
                          Lawrence, Pennsylvania 15055
                            Attention: Anna M. Baird
        Vice President, Chief Financial Officer, Secretary and Treasurer
                            Telephone: 724-746-5500.

     To obtain timely delivery of the documents, you must request the information no later than five business days prior to the date on which you make your final investment decision.

                                  RISK FACTORS

     BEFORE YOU INVEST IN BLACK BOX COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN OR INCORPORATED INTO THIS PROSPECTUS BEFORE YOU DECIDE TO ACQUIRE ANY COMMON STOCK OF BLACK BOX.

WE OPERATE IN A VERY HIGHLY COMPETITIVE INDUSTRY

        o We compete with a variety of manufacturers, direct marketers, computer resellers, manufacturers' sales organizations and structured cable installation companies. Some of these competitors are significantly larger, have significantly greater resources and/or have less debt than we do. We also compete with some of our suppliers. There can be no assurance that we will be able to continue to compete effectively against existing competitors or new competitors that may enter our markets in the future.

WE ARE SUBJECT TO THE RISKS OF DOING BUSINESS INTERNATIONALLY

        o Our worldwide operations in foreign countries are subject to the risks normally associated with foreign operations, including, but not limited to, possible changes in export or import restrictions, the inability to effect currency exchanges, the impact of inflation and the modification or introduction of other governmental policies with potentially adverse effects.

        o In addition, we may be exposed to gains or losses attributable to fluctuations in currency value. In an effort to reduce our exposure, we have in the past, and may in the future, enter into forward exchange contracts to reduce the impact of currency fluctuations in intercompany transactions denominated in foreign currencies.

OUR BUSINESS IS DEPENDENT UPON OUR KEY PERSONNEL

        o Our success depends to a significant degree upon the continued contributions of key management, technical service, sales and marketing personnel, many of whom would be difficult to replace and most of whom are not subject to employment agreements, although all key employees have executed non-competition agreements. If certain of these key employees were to leave Black Box, our business could be adversely affected.

        o We believe that our future success will also depend in large part upon our ability to attract and retain highly skilled managerial, technical service, sales and marketing personnel. Competition for such personnel is strong, and there can be no assurance that we will be successful in this endeavor.

WE ARE GROWING RAPIDLY

        o We are in a phase of rapid growth through acquisition. Prior to 1998, we had a limited history of growth through acquisitions. From January 1998 through June 2000, we have made 45 acquisitions. There can be no assurance that we can attain the expected synergies with our existing business. In addition, there can be no assurance that we can continue to grow through further acquisition.

FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ARE SUBJECT TO RISKS AND UNCERTAINTIES

        o With the exception of the historical information contained in this prospectus, the matters described in this prospectus are forward-looking statements concerning the future operations of Black Box. Such statements are typically identified by the words "believe," "expect," "anticipate," "estimate" and other similar expressions. These statements involve risk and uncertainties which could be affected by changing worldwide economies, fluctuating foreign currencies compared to the US dollar and rapid changes in technologies. We are making such statements based on the information available to us at the time we make the statement.

                                   THE COMPANY

     WE ARE A LEADING WORLDWIDE TECHNICAL SERVICE PROVIDER OF COMPUTER COMMUNICATIONS AND NETWORKING SERVICES AND RELATED PRODUCTS. WE DIFFERENTIATE OURSELVES THROUGH OUR WORLD-CLASS TECHNICAL SUPPORT SERVICES AND OUR BLACK BOX(R) BRAND.

        o From our roots as a world-class technical phone support services business, the company has evolved to a much broader network services company and has emerged as the industry leader in the fast-growing premise wiring market segment.

        o We employ over 3,100 technical support professionals. In addition to 200 "on-call" technical support experts in-house, Black Box has over 2,900 expertly trained technicians in the field -- designing, installing and maintaining network and cabling infrastructures.

        o We sell to businesses of all sizes around the world, including the majority of the Fortune 500 companies in the United States.

        o Our Black Box brand has earned a reputation for high quality and reliability since the company was founded in 1976.

     OUR UNPARALLELED LEVELS OF ON-SITE AND ON-THE-PHONE TECHNICAL SUPPORT COMBINED WITH OUR COMPREHENSIVE CATALOG, TARGETED DIRECT MAIL PIECES AND WEB SITE SET BLACK BOX APART FROM OTHER TECHNICAL SERVICE PROVIDERS.

        o We are the largest on-site infrastructure services provider in the United States and United Kingdom.

        o We answer more than two million telephone calls a year, 99% in less than 20 seconds.

        o Our catalogs and Web site offer businesses around the world access to more than 40,000 computer communications and networking products, the majority of which carry the BLACK BOX(R) brand.

        o In Fiscal 2000, we mailed 16 million catalogs and direct marketing pieces in 11 languages to various different types of targeted customers.

        o More than 90% of our customers call Black Box again and again for their technical solutions.

     WE ARE POSITIONED TO TAKE ADVANTAGE OF THE INCREASED USE OF COMPUTER SYSTEMS AND NETWORKS AROUND THE WORLD.

        o Our international presence is significant. In Fiscal 2000, approximately 34% of total revenues were generated outside of the United States and Canada. Six of our 45 acquisitions from January 1998 through June 2000 have been outside the United States.

        o We currently have subsidiary operations in 15 countries including the United Kingdom, France, Japan, Brazil and Mexico.

        o In addition, through distributor or similar arrangements we service customers in 117 other countries.

     Our principal executive offices are located at 1000 Park Drive, Lawrence, Pennsylvania 15055. Our telephone number is 724-746-5500.

                                 USE OF PROCEEDS

     We will be offering and issuing the common stock from time to time in connection with our acquisition of other companies. We will not receive any cash proceeds from these offerings.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-4 which we filed with the SEC under the Securities Act using a "shelf" registration process. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

     We are subject to and comply with the informational reporting requirements of the Securities Exchange Act of 1934. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or at its regional offices at: 7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain further information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public over the internet at the SEC's web site at http://www.sec.gov.

     The SEC allows Black Box to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we may disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus. If we subsequently file superseding or updating information with the SEC in a document that is incorporated by reference into this prospectus, the updated information will also become a part of this prospectus and will supersede the earlier information.

     We are incorporating by reference into this prospectus the following documents that we previously filed with the SEC:

        o our Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

        o our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

        o our Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

        o our Quarterly Report on Form 10-Q for the quarter ended September 30, 1999; and

        o our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

     We are also incorporating by reference into this prospectus all documents which we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

     You may obtain copies of any of our filings which are incorporated by reference, at no cost, by contacting us at the following address or telephone number:

                              Black Box Corporation
                                 1000 Park Drive
                          Lawrence, Pennsylvania 15055
                            Attention: Anna M. Baird
        Vice President, Chief Financial Officer, Secretary and Treasurer
                             Telephone: 724-746-5500

     In order to ensure timely delivery of the documents, your request should be made no later than five business days prior to the date on which you make your the final investment decision.

                         SELECTED FINANCIAL INFORMATION

     The following selected consolidated financial information for the five fiscal years ended March 31, 2000 should be read in conjunction with, and is qualified by, the more detailed information and financial statements available as described under "Available Information" and "Incorporation of Certain Documents by Reference."


-----------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(In thousands, except percentages, per share amounts and ratios)


                                                                                                            Three Months Ended
                                                     Fiscal Year Ended March 31,                                  June 30,
                                  -----------------------------------------------------------------------  ------------------------

                                       2000          1999          1998          1997          1996            2000         1999
=========================================================================================================  =========================
OPERATIONS
Revenues                           $499,816      $329,974      $299,276      $246,413      $206,222          $169,036     $97,520


Net income                          $48,852       $38,145       $32,404       $24,792       $18,697           $14,128     $10,640

   Basic Earnings per share:           2.74          2.19          1.89          1.47          1.13              0.76        0.60


   Diluted Earnings per share:         2.60          2.09          1.79          1.40          1.10              0.72        0.57


---------------------------------------------------------------------------------------------------------  ------------------------

                                                                                                             Three Months Ended
                                                     Fiscal Year Ended March 31,                                  June 30,
                                  -----------------------------------------------------------------------  ------------------------

                                       2000          1999          1998          1997          1996              2000        1999
---------------------------------------------------------------------------------------------------------  ------------------------
FINANCIAL POSITION
Total assets                       $452,289      $246,465      $190,283      $176,826      $158,750          $544,984    $253,283
Long-term debt                      105,374           204         8,189        21,280        41,274           128,916      32,890

====================================================================================================================================
No cash dividends were paid during the periods presented.



====================================================================================================================================

                               RECENT DEVELOPMENTS

     From April 1, 1999 through June 30, 2000, we acquired 28 businesses engaged in the design, installation and maintenance of premise cabling infrastructure and systems. During this same period, we also acquired three businesses that market and distribute computer communications and networking equipment.

                      SECURITIES COVERED BY THIS PROSPECTUS

     This prospectus covers 1,444,301 shares of common stock which we may issue from time to time in connection with our future business acquisitions. The price we pay in these acquisitions may consist of cash, assumption of liabilities, evidences of debt, common stock or a combination of one or more of these. We will establish the terms of these acquisitions by directly negotiating with the owners or principal executives of the companies or other entities to be acquired. Generally, the factors we will examine include: the established quality of management, earning power, cash flow, growth potential, facilities and locations of the companies or other entities to be acquired, and the market value of our common stock at the time of the acquisition. In addition, we may lease property from and enter into employment, management, consultant and noncompetition agreements with former owners and key executive personnel of the businesses we acquire. We expect that the common stock that we issue in connection with the acquisitions will be valued at prices reasonably related to its market value, either at the time the terms of the acquisition are agreed upon, or at the time the stock is issued.

                                  LEGAL MATTERS

     Buchanan Ingersoll Professional Corporation has issued an opinion on the validity of the common stock we are offering. William R. Newlin, a shareholder of Buchanan Ingersoll, is a director of Black Box. As of June 30, 2000, Mr. Newlin beneficially owned 43,200 shares of Black Box common stock including options to acquire 23,000 shares.

                                     EXPERTS

     Our financial statements and schedules, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

==================================================  ============================

    WE HAVE NOT AUTHORIZED ANY DEALER, SALES
PERSON OR OTHER PERSON TO GIVE ANY INFORMATION
OR REPRESENT ANYTHING CONTAINED IN THIS
PROSPECTUS. YOU MUST NOT RELY ON ANY
UNAUTHORIZED INFORMATION.

    THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A         1,444,301 SHARES
SOLICITATION OF AN OFFER TO BUY, SECURITIES IN ANY
JURISDICTION WHERE IT IS UNLAWFUL.

    THE INFORMATION CONTAINED IN THIS                  BLACK BOX CORPORATION
PROSPECTUS IS CURRENT AS OF  ______, 2000.


                                                            COMMON STOCK



                                                         ------------------

                                                             PROSPECTUS

                                                         ------------------




                                                            _______, 2000


==================================================  ============================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     The Company's Second Restated Certificate of Incorporation, as amended, and its Restated By-Laws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

     As permitted by Section 102(b)(7) of the General Corporation Law of the state of Delaware, the Company's Second Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

     The Company maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.

      EXHIBIT
        NO.                                      DESCRIPTION
        ---
        5.1        --    Opinion of Buchanan Ingersoll Professional Corporation
                         regarding the legality of the issuance of the Shares

        23.1       --    Consent of Arthur Andersen LLP

        23.2       --    Consent of Buchanan Ingersoll Professional Corporation
                         (contained in Exhibit 5.1)

        24.1       --    Power of Attorney

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes as follows: (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Lawrence, Commonwealth of Pennsylvania, on August 14, 2000.

                           BLACK BOX CORPORATION


                           By:    /s/ Fred C. Young
                               -------------------------------------------------
                               Fred C. Young, Chairman, Chief Executive Officer, President and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                        TITLE                         DATE
                 ---------                                        -----                         ----
PRINCIPAL EXECUTIVE OFFICER:

              /s/ Fred C. Young                    Chairman, Chief Executive Officer,     August 14, 2000
       -----------------------------               President and Director
                Fred C. Young

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

             /s/  Anna M. Baird                    Chief Financial Officer, Vice          August 14, 2000
       ------------------------------              President, Secretary and Treasurer
                Anna M. Baird

                     *                                        Director                    August 14, 2000
       ------------------------------
             William F. Andrews

                     *                                        Director                    August 14, 2000
       ------------------------------
             William R. Newlin

                     *                                        Director                    August 14, 2000
       ------------------------------
              Brian D. Young

                     *                                        Director                    August 14, 2000
       ------------------------------
              Thomas G. Greig


  *By:       /s/ Fred S. Young
       ------------------------------
              Attorney-in-Fact

                                  EXHIBIT INDEX

     EXHIBIT
       NO.                            DESCRIPTION
       ---                            -----------
       5.1 Opinion of Buchanan Ingersoll Professional Corporation regarding the legality of the issuance of the Shares

      23.1         Consent of Arthur Andersen LLP

      23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in Exhibit 5.1)

      24.1         Power of Attorney